Exhibit 99.1

IonQ Announces Second Quarter 2024 Financial Results

Second Quarter Results of $11.4 Million in Revenue, Exceeding High End of Guidance Range, Representing 106% Year-Over-Year Growth

Secures $9 Million in Bookings, Including System Design Win with ARLIS

Demonstrates Company Record Two-Qubit Native Gate Fidelity of 99.9%, Paving the Way for Highly Accurate Quantum Systems

Announces Discovery of Partial Error Correction Technique, Bringing Quantum Era Within Reach

Raises Full Year Revenue Guidance Range to Between $38 Million and $42 Million

COLLEGE PARK, Md.--(BUSINESS WIRE)-- IonQ (NYSE: IONQ), a leader in the quantum computing industry, today announced financial results for the quarter ended June 30, 2024.

“This was a tremendous quarter for IonQ, with the company posting revenue well above the high-end of our guidance range and leading the industry in technical innovations that have brought the quantum era within reach,” said Peter Chapman, President and CEO of IonQ. “Specifically, the second quarter saw the launch of our accelerated technical roadmap, our demonstration of 99.9% fidelity using our next-generation barium qubits, and our invention of an industry-first partial error correction scheme, a new technique that could allow much larger applications to run on near-term quantum systems.”

“This was also a major quarter for IonQ’s commercialization, including our win of a system design project with ARLIS (the Applied Research Laboratory for Intelligence and Security) via a competitive bidding process and an extension of our system access contract with AWS.”

Financial Highlights

•
IonQ recognized revenue of $11.4 million for the second quarter, which is above the high end of the previously provided range of $7.6 to $9.2 million, and represents 106% growth compared to $5.5 million in the prior year.
•
IonQ achieved $9.0 million in new bookings for the second quarter.
•
Cash, cash equivalents and investments were $402.0 million as of June 30, 2024.
•
Net loss was $37.6 million and Adjusted EBITDA loss was $23.7 million for the second quarter.* Exclusions from Adjusted EBITDA include a non-cash gain of $6.6 million related to the change in the fair value of IonQ’s warrant liabilities.

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net loss, its closest comparable GAAP measure, at the end of this release.

Technical Highlights

•
IonQ demonstrated a company record, two-qubit native gate fidelity of 99.9% using its next-generation barium qubits, paving the way for highly accurate quantum systems to tackle increasingly complex problems for customers. This milestone was achieved on an engineering development system running two qubits and IonQ believes it is a harbinger for superior qubit fidelities on forthcoming barium-based production systems.
•
IonQ announced the invention of a new, industry-first partial error correction technique for an important class of quantum gates. The technique, which reduces the errors for Clifford gates within circuits, offers the potential to supercharge the accuracy of near-term quantum computers, bringing IonQ much closer to commercial advantage. This Clifford error reduction technique, which IonQ plans to offer in upcoming Tempo systems, allows for more accurate quantum algorithms and requires a ratio of only about three physical qubits per one error-reduced qubit.
•
IonQ announced new, more aggressive technical roadmap targets on its webinar in June, including a goal of 99.999% logical two-qubit gate fidelity and 100 physical qubits in new systems by the end of 2025.

•
IonQ announced an exciting new research project with the United States Naval Research Lab (NRL) using IonQ Aria to sample quantum states in molecular structures affecting corrosion. Corrosion is a more than $20 billion problem annually for the Navy, and through this project, IonQ quantum computers delivered results ahead of what is possible with classical computers.

Commercial Highlights

•
IonQ announced its selection by the Applied Research Laboratory for Intelligence and Security (ARLIS) through a competitive bidding process to design a first-of-its-kind, networked system for blind quantum computing. Blind quantum computing is a process where quantum computers remain ‘blind’ to what information is being processed through them, and is a key achievement target for the US national security apparatus. In fiscal 2023 and 2024, Congress funded this research for a total of $40 million. The initial phase of the contract is a $5.7 million award for the design of the quantum computers based on IonQ trapped ion processors. IonQ expects to complete this work by the end of this year. In the next phase of the project, ARLIS plans to have two systems built based on the initial IonQ design.
•
IonQ announced the extension of its access contract with AWS to continue to offer its world-class quantum computers via Amazon Braket, the quantum computing service of AWS, to developers everywhere who want to leverage the power of quantum computing. AWS users can access IonQ’s generally available quantum computers including IonQ Aria through Amazon Braket, and request early access to IonQ Forte through Braket Direct.
•
In July, IonQ started final assembly of its first Forte Enterprise system at QuantumBasel in Basel, Switzerland, where installation and setup has begun.
•
IonQ announced the start of construction on two more Forte Enterprise systems being manufactured in the Company’s Seattle facility.

Corporate Highlights

•
IonQ announced the promotion of Dr. Dean Kassmann to Senior Vice President of the newly formed Engineering and Technology division. Dr. Kassmann has over 30 years of leadership experience in software, hardware, and technology development, and has been instrumental in delivering IonQ’s technical milestone achievements.

2024 Financial Outlook

•
For the full year 2024, IonQ is increasing its revenue expectations to between $38 million and $42 million, with between $9 million and $12 million for the third quarter.
•
For the full year 2024, IonQ is reiterating its previously stated bookings range of $75 million and $95 million.

Second Quarter 2024 Conference Call

IonQ will host a conference call today at 4:30 p.m. Eastern time to review the Company’s financial results for the second quarter June 30, 2024 and to provide a business update. The call will be accessible by telephone at 844-512-2921 (domestic) or +1-412-317-6671 (international). The call will also be available live via webcast on the Company’s website here, or directly here. A telephone replay of the conference call will be available approximately three hours after its conclusion at 844-512-2921 (domestic) or 412-317-6671 (international) with access code 13746744 and will be available until 11:59 p.m. Eastern time, August 21, 2024. An archive of the webcast will also be available here shortly after the call and will remain available for one year.

Non-GAAP Financial Measures

To supplement IonQ’s condensed consolidated financial statements presented in accordance with GAAP, IonQ uses non-GAAP measures of certain components of financial performance. Adjusted EBITDA is a financial measure that is not required by or presented in accordance with GAAP. Management believes that this measure provides investors an additional meaningful method to evaluate certain aspects of the Company’s results period over period. Adjusted EBITDA is defined as net loss before interest income, interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, change in fair value of assumed warrant liabilities, and other non-recurring non-operating income and expenses. IonQ uses Adjusted EBITDA to measure the operating performance of its business, excluding specifically identified items that it does not believe directly reflect its core operations and may not be indicative of recurring operations. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the financial results prepared in accordance with GAAP, and IonQ’s non-GAAP measures may be different from non-GAAP measures used by other companies. IonQ shows a reconciliation of GAAP to non-GAAP financial measures at the end of this release.

About IonQ

IonQ, Inc. is a leader in quantum computing that delivers high-performance systems capable of solving the world’s largest and most complex commercial and research use cases. IonQ’s current generation quantum computer, IonQ Forte, is the latest in a line of cutting-edge systems, boasting 36 algorithmic qubits. The Company’s innovative technology and rapid growth were recognized in Fast Company’s 2023 Next Big Things in Tech List and Deloitte’s 2023 Technology Fast 500™ List, respectively. Available through all major cloud providers, IonQ is making quantum computing more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast”, “offers” and other similar expressions are intended to identify forward-looking statements. These statements include those related to the Company’s technology driving commercial advantage in the future; the Company’s future financial and operating performance, including our preliminary outlook and guidance; the appearance of new applications of IonQ’s products and services; the ability for third parties to implement IonQ’s offerings to solve their problems and increase their quantum computing capabilities; expansion of IonQ’s sales pipeline; IonQ’s quantum computing capabilities and plans; future deliveries of and access to IonQ’s quantum computers and services; future purchases of IonQ’s offerings by customers using congressionally-appropriated funds from the U.S. government; IonQ’s performance of existing contracts in the future, including anticipated timing of completion of research, development and manufacturing by IonQ; IonQ receiving additional revenues under planned subsequent phases of customer contracts; and the scalability and reliability of IonQ’s quantum computing offerings. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive industries in which IonQ operates, including development of competing technologies; our ability to sell effectively to government entities and large enterprises; changes in laws and regulations affecting IonQ’s business; IonQ’s ability to implement its business plans, forecasts and other expectations, to identify and realize partnerships and opportunities, and to engage new and existing customers; IonQ’s ability to deliver services and products within currently anticipated timelines; IonQ’s customers deciding or declining to extend contracts into new phases; changes in U.S. government spending or policy that may affect IonQ’s customers; changes to U.S. government goals and metrics of success with regard to implementation of quantum computing; and risks associated with U.S. government sales, including availability of funding and provisions that allow the government to unilaterally terminate or modify contracts for convenience. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the Company’s filings, including but not limited to those described in the “Risk Factors'' section of IonQ’s most recent Quarterly Report on Form 10-Q and other documents filed by IonQ from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IonQ assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. IonQ does not give any assurance that it will achieve its expectations.

IonQ, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$11,381	$5,515	$18,963	$9,800
Costs and expenses:
Cost of revenue (excluding depreciation and amortization)	5,623	1,901	9,037	2,937
Research and development	31,204	19,869	63,572	36,102
Sales and marketing	6,137	3,575	12,838	6,242
General and administrative	13,053	10,930	27,073	21,511
Depreciation and amortization	4,305	2,329	8,260	4,120
Total operating costs and expenses	60,322	38,604	120,780	70,912
Loss from operations	(48,941)	(33,089)	(101,817)	(61,112)
Gain (loss) on change in fair value of warrant liabilities	6,639	(15,537)	15,266	(19,147)
Interest income, net	4,801	4,877	9,600	9,108
Other income (expense), net	(45)	31	(179)	95
Loss before income tax expense	(37,546)	(43,718)	(77,130)	(71,056)
Income tax benefit (expense)	(15)	—	(23)	—
Net loss	$(37,561)	$(43,718)	$(77,153)	$(71,056)
Net loss per share attributable to common stockholders— basic and diluted	$(0.18)	$(0.22)	$(0.37)	$(0.35)
Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	211,637,479	201,431,494	209,898,459	200,775,817

IonQ, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$41,752	$35,665
Short-term investments	328,045	319,776
Accounts receivable	7,893	11,467
Prepaid expenses and other current assets	27,165	23,081
Total current assets	404,855	389,989
Long-term investments	32,171	100,489
Property and equipment, net	47,883	37,515
Operating lease right-of-use assets	9,938	4,613
Intangible assets, net	16,969	15,077
Goodwill	719	742
Other noncurrent assets	4,900	5,155
Total Assets	$517,435	$553,580
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,324	$5,599
Accrued expenses	8,925	18,376
Current portion of operating lease liabilities	1,479	710
Unearned revenue	13,668	12,087
Current portion of stock option early exercise liabilities	392	392
Total current liabilities	30,788	37,164
Operating lease liabilities, net of current portion	15,152	7,395
Unearned revenue, net of current portion	121	447
Stock option early exercise liabilities, net of current portion	252	448
Warrant liabilities	7,738	23,004
Other noncurrent liabilities	110	128
Total liabilities	$54,161	$68,586
Stockholders’ Equity:
Common stock	$21	$20
Additional paid-in capital	893,797	839,014
Accumulated deficit	(429,226)	(352,073)
Accumulated other comprehensive loss	(1,318)	(1,967)
Total stockholders’ equity	463,274	484,994
Total Liabilities and Stockholders’ Equity	$517,435	$553,580

IonQ, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(77,153)	$(71,056)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,260	4,120
Non-cash research and development arrangements	260	260
Stock-based compensation	43,040	21,572
(Gain) loss on change in fair value of warrant liabilities	(15,266)	19,147
Amortization of premiums and accretion of discounts on available-for-sale securities	(4,787)	(4,593)
Other, net	1,896	736
Changes in operating assets and liabilities:
Accounts receivable	3,558	2,074
Prepaid expenses and other current assets	(8,341)	(2,928)
Accounts payable	(165)	479
Accrued expenses	(2,116)	2,267
Unearned revenue	1,262	(2,005)
Other assets and liabilities	2,508	26
Net cash provided by (used in) operating activities	$(47,044)	$(29,901)
Cash flows from investing activities:
Purchases of property and equipment	(10,629)	(2,411)
Capitalized software development costs	(2,129)	(1,950)
Intangible asset acquisition costs	(892)	(628)
Purchases of available-for-sale securities	(146,098)	(185,377)
Maturities of available-for-sale securities	211,572	189,446
Net cash provided by (used in) investing activities	$51,824	$(920)
Cash flows from financing activities:
Proceeds from stock options exercised	1,185	541
Other financing, net	141	(1)
Net cash provided by (used in) financing activities	$1,326	$540
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	4	—
Net change in cash, cash equivalents and restricted cash	6,110	(30,281)
Cash, cash equivalents and restricted cash at the beginning of the period	38,081	46,367
Cash, cash equivalents and restricted cash at the end of the period	$44,191	$16,086

IonQ, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(37,561)	$(43,718)	$(77,153)	$(71,056)
Interest income, net	(4,801)	(4,877)	(9,600)	(9,108)
Interest expense	—	—	—	—
Income tax (benefit) expense	15	—	23	—
Depreciation and amortization	4,305	2,329	8,260	4,120
Stock-based compensation	20,979	11,304	43,040	21,572
(Gain) loss on change in fair value of warrant liabilities	(6,639)	15,537	(15,266)	19,147
Adjusted EBITDA	$(23,702)	$(19,425)	$(50,696)	$(35,325)

IonQ Media Contact:

Tyler Ogoshi

press@ionq.com

IonQ Investor Contact:

investors@ionq.com